POWER OF ATTORNEY
DAVIS NEW YORK VENTURE FUND, INC.
(1933 Act No. 2-29858, 1940 Act No. 811-1701)
DAVIS SERIES, INC.
(1933 Act No. 2-57209, 1940 Act No. 811-2679)
and
DAVIS VARIABLE ACCOUNT FUND, INC.
(1933 Act No. 333-76407, 1940 Act No. 811-9293)
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Richard Cutshall and Ryan Charles, and each of them, as the undersigned’s attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any document to be filed with the Securities and Exchange Commission and all other state or federal regulatory authorities, including but not limited to post-effective amendments to the registration statement under the Securities Act of 1933 and/or the Investment Company Act of 1940, whether on Form N-1A or any successor forms thereof, and to file the same, with exhibits thereto and other documents in connection therewith. Each of the undersigned hereby ratifies and confirms all that each of the aforenamed attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the date listed below.
REGISTRANTS:
Davis New York Venture Fund, Inc.
Davis Series, Inc.
Davis Variable Account Fund, Inc.
By:          /s/ Thomas S. Gayner     Date: December 3, 2019
Thomas S. Gayner
Chairman of the Board of Directors
OFFICERS:
/s/ Kenneth Eich               Date: December 3, 2019
Kenneth Eich
Principal Executive Officer and Executive Vice President of each Registrant
/s/ Douglas Haines               Date: December 3, 2019
Douglas Haines
Treasurer, Chief Financial Officer and Chief Accounting Officer of each Registrant

DIRECTORS:
(of each Registrant)
/s/ Marc P. Blum               Date: December 3, 2019
Marc P. Blum
/s/ Andrew A. Davis               Date: December 3, 2019
Andrew A. Davis
/s/ Christopher C. Davis               Date: December 3, 2019
Christopher C. Davis
/s/ John Gates               Date: December 3, 2019
John Gates
/s/ Thomas S. Gayner               Date: December 3, 2019
Thomas S. Gayner
/s/ Samuel H. Iapalucci               Date: December 3, 2019
Samuel H. Iapalucci
/s/ Robert P. Morgenthau               Date: December 3, 2019
Robert P. Morgenthau
/s/ Marsha Williams               Date: December 3, 2019
Marsha Williams